Exhibit 13.1
Certification Pursuant to 18 U. S. C. Section 1350, as
Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
          Pursuant to 18 U. S. C. Section 1350, I, Wolfgang Dondorf, Chairman of the Management Board, hereby certify that, to the best of my knowledge, Pfeiffer Vacuum Technology AG Annual Report on Form 20-F for the year ended December 31, 2006 (the Report), as filed with the Securities and Exchange Commission on March 29, 2007, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Pfeiffer Vacuum Technology AG.

By: /s/ Wolfgang Dondorf

Wolfgang Dondorf
Chairman of the Management Board
March 9, 2007
          This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by Pfeiffer Vacuum Technology AG for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.